Unity Bancorp, Inc.
64 Old Highway 22
Clinton, NJ 08809
800 618-BANK
www.unitybank.com

NewsNewsNewsNewsNews

For Immediate Release:  February 3, 2010

News Media & Financial Analyst Contact:
Alan J. Bedner, EVP
Chief Financial Officer
(908) 713-4308

Unity Bancorp Reports Fourth Quarter and Year End Results

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported a net loss attributable to common shareholders of $239 thousand or ($0.03) per diluted share for the quarter ended December 31, 2009, compared to net income available to common shareholders of $474 thousand or $0.07 per diluted share for the fourth quarter of 2008.  The Company recognized an impairment charge during the quarter of $862 thousand, or $0.08 per diluted share after tax, due to further deterioration of the underlying collateral for two pooled trust preferred securities.  Excluding impairment charges, net income available to common shareholders would have been $330 thousand or $0.05 per diluted share for the quarter ended December 31, 2009, compared to net income available to common shareholders of $698 thousand, or $0.10 per diluted share for the same period a year ago.

For the year ended December 31, 2009, the Company reported a net loss attributable to common shareholders of $2.6 million, or ($0.36) per diluted share, compared to net income available to common shareholders of $1.8 million, or $0.25 per diluted share, for the same period a year ago.  Earnings for 2009 were materially impacted by an impairment charge of $2.6 million, or $0.24 per diluted share after tax, on the two pooled trust preferred securities noted above and a one-time FDIC special assessment of $408 thousand, or $0.04 per diluted share after tax in June 2009. Excluding impairment charges and the FDIC special assessment, net loss attributable to common shareholders would have been $584 thousand or ($0.08) per diluted share for the year ended December 31, 2009, compared to net income available to common shareholders of $2.8 million or $0.39 per diluted share for 2008.

James A. Hughes, Unity Bancorp’s President and CEO, said, “We are facing the most challenging economic environment in decades.  Our loss for 2009 was the result of the magnitude of the recession and its impact on our customers and our investment portfolio.  While New Jersey has fared much better than other states, our portfolio of Commercial and SBA loans continues to be a challenge.  Although there have been recent signs of stability, the recovery is expected to be slow and measured.  We continue to remain positive and have focused on growing our customer relationships and investing in our future.  This year we had record core deposit growth, and we are extremely optimistic that our redefined strategic plan will enhance our franchise.  Our capital levels continue to be strong and we expect 2010 to be a turnaround year for our performance.”

Net Interest Income

For the quarter ended December 31, 2009, net interest income was $7.3 million, an increase of $477 thousand or 7.0% from the quarter ended September 30, 2009, and an increase of $599 thousand or 8.9% from the quarter ended December 31, 2008.  Quarter over quarter, net interest margin expanded as higher cost certificates of deposit repriced in a lower rate environment.   Factors affecting fourth quarter net interest income include:

•	The yield on interest-earning assets decreased 73 basis points to 5.45% from 6.18% for the same period last year.

•	The cost of interest-bearing liabilities decreased 85 basis points to 2.44% from 3.29% for the same period last year.

•	Average earning assets, consisting primarily of loans, rose 6.3%.

•	Net interest margin was 3.30%, a 7 basis point increase from 3.23% in the fourth quarter of 2008.

Year-to-date, net interest income was $27.8 million, an increase of $537 thousand or 2.0% from 2008.  Factors affecting year-to-date net interest income include:

•	The yield on interest-earning assets decreased from 6.52% for 2008, to 5.71% for 2009.

•	The cost of interest-bearing liabilities decreased from 3.39% for 2008, to 2.84% for 2009.

•	Average earning assets, consisting primarily of loans, rose 11.0%.

•	Net interest margin for the year ended December 31, 2009 was 3.22%, a decline of 29 basis points from 2008.

Noninterest Income

Historically, Unity had generated significant revenue from the sale of its SBA loans.  In the fourth quarter of 2008, Unity exited the National SBA program and closed all SBA loan production offices outside its primary trade area.  Consequently, revenue on the sale of SBA loans will no longer be material to total revenue.

For the quarter ended December 31, 2009, noninterest income was flat from the quarter ended December 31, 2008. Noninterest income was affected by the following factors:

•	Service charges on deposit accounts increased $28 thousand, or 8.0% compared to the prior year period, primarily due to a larger account base.

•	Loan fee income declined $66 thousand, or 19.7% due to a decrease in loan prepayment fees.

•	Other-than-temporary impairment charges on investment securities amounted to $862 thousand, compared to $339 thousand in the prior year period.

•	Gains on the sale of residential mortgage loans amounted to $33 thousand.

•	Gains on the sale of SBA loans amounted to $364 thousand, compared $9 thousand a year ago.

•	Gains on the sales of investment securities amounted to $180 thousand, compared to $15 thousand in the prior year period.

For the year ended December 31, 2009, noninterest income amounted to $2.1 million, a decrease of $554 thousand from the year ended December 31, 2008. Noninterest income was affected by the following factors:

•	Service charges on deposit accounts and loan fee income remained relatively flat compared to the prior year period.

•	Other-than-temporary impairment charges on investment securities amounted to $2.6 million, compared to $1.5 million in the prior year period.

•	Gains on sales of SBA loans amounted to $393 thousand, compared to $1.2 million a year ago.

•	Gains on the sales of residential mortgage loans amounted to $217 thousand, compared to $40 thousand in the prior year period.

•	Gains on the sale of investment securities amounted to $855 thousand, compared to a loss of $378 thousand in the prior year period.

Noninterest Expense

As a result of current market conditions, the Company undertook many expense saving measures.  However, these expense reductions were offset by increases in FDIC insurance premiums.

For the quarter ended December 31, 2009, noninterest expenses were $6.1 million, an increase of $303 thousand or 5.2% from the quarter ended December 31, 2008. The following factors affected our noninterest expense:

•	Compensation and benefits expense amounted to $2.9 million, flat from the prior year period.

•	Communications and delivery expense declined $60 thousand or 10.3%, due to reduced communications costs from renegotiated contracts and a decline in capital expenditures.

•	Occupancy expense declined $48 thousand or 7.2%, due to a reduction in rental expense from a renegotiated lease.

•	FF&E and professional services expense remained flat from the prior year period.

•	Loan collection costs amounted to $330 thousand, an increase of $114 thousand or 52.8%, due to increased collection costs on delinquent loans.

•	FDIC insurance premiums amounted to $346 thousand, an increase of $48 thousand or 16.1%, due to the increase in FDIC insurance rates.

•	Other expenses amounted to $531 thousand, an increase of $238 thousand or 81.2%, due primarily to increases in other real estate owned (“OREO”) expenses.

For the year ended December 31, 2009, noninterest expenses were $23.9 million, an increase of $1.0 million, or 4.4% from the same period a year ago. The following factors affected our noninterest expense:

•	Compensation and benefits expense amounted to $11.2 million, a decrease of $742 thousand or 6.2%, due to reduced head count.

•
Communications and delivery expense amounted to $2.1 million, a decrease of $174 thousand or 7.7%, due to reduced communications costs from renegotiated contracts and a decline in capital expenditures.

•	Occupancy expense amounted to $2.6 million, a decline of $221 thousand or 8.0%, due a reduction in rental expense from a renegotiated lease.

•	FF&E expense amounted to $1.8 million, an increase of $154 thousand or 9.2%, primarily due to depreciation expense on new equipment and software and increased software maintenance charges.

•	Professional fees amounted to $1.0 million, an increase of $144 thousand or 16.0%, due to increased consulting, legal and audit costs.

•	Loan collection costs amounted to $1.0 million, an increase of $361 thousand or 54.5%, due to increased collection costs on delinquent loans.

•
FDIC insurance premiums amounted to $1.7 million, an increase of $1.1 million, due primarily to the increase in FDIC insurance rates and a $408 thousand special assessment in the second quarter of 2009.

•	Other expenses amounted to $1.9 million, an increase of $289 thousand or 17.5%, due primarily to increases in other real estate owned (“OREO”) expenses.

Financial Condition

At December 31, 2009, total assets were $930.4 million, a 3.6% increase from a year ago.

•	Total loans decreased $28.9 million or 4.2%, from $685.9 million at December 31, 2008. SBA 7(a), SBA 504, commercial and consumer loans decreased 5.8%, 8.0%, 4.7%, and 3.6%, respectively.

•	Total securities increased $19.5 million as Unity took advantage of favorable credit spreads to invest excess liquidity.

•
Total deposits increased 7.2% or $51.1 million to $758.2 million at December 31, 2009.  This increase was due to a $151.5 million increase in savings deposits, a $13.0 million increase in interest- bearing checking accounts and a $6.0 million increase in demand deposits. These increases were partially offset by a $119.3 million decrease in time deposits.

•	Total borrowed funds decreased $20.0 million from a year ago.

•	Shareholders’ equity was $67.9 million at December 31, 2009, flat from a year ago.

•	Book value per common share was $6.91.

•	At December 31, 2009 the leverage, Tier I and Total Risk Based Capital ratios were 8.83%, 11.75% and 13.01%, respectively, all in excess of the ratios required to be deemed “well capitalized”.

Credit Quality

•
Nonperforming assets totaled $27.0 million at December 31, 2009, or 4.10% of total loans and other real estate owned (“OREO”) compared to $27.5 million, or 4.17% of total loans and OREO at September 30, 2009 and $16.8 million, or 2.45% of total loans and OREO a year ago. The SBA 7(a), SBA 504, commercial, residential and consumer nonaccrual loans were $6.6 million, $5.6 million, $7.4 million, $5.6 million and $387 thousand, respectively.  OREO amounted to $1.5 million.  The increase in nonperforming assets was primarily related to an increase in SBA, residential mortgage and commercial accounts.  Almost all nonperforming assets are secured by real estate.

•
The allowance for loan losses totaled $13.8 million at December 31, 2009, or 2.11% of total loans. The provision for loan losses for the fourth quarter of 2009 amounted to $2.0 million, an increase of $700 thousand from the same period a year ago.  The provision for loan losses for year ended December 31, 2009, amounted to $8.0 million, an increase of $3.5 million from the same period a year ago.

•
Net charge-offs were $603 thousand for the three months ended December 31, 2009, compared to $887 thousand for the same period a year ago.  Net charge-offs were $4.5 million for the year ended December 31, 2009, compared to $2.6 million for the same period a year ago.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $930 million in assets and $758 million in deposits.  Unity Bank provides financial services to retail, corporate and small business customers through its 16 retail service centers located in Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County, Pennsylvania.  For additional information about Unity, visit our website at www.unitybank.com, or call 800- 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals.  These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors

UNITY BANCORP, INC.
SUMMARY FINANCIAL HIGHLIGHTS
December 31, 2009

				2009.Q4 VS.
				2009.Q3	2008.Q4
Amounts in thousands, except percentages and per share amounts	12/31/2009	9/30/2009	12/31/2008%		%

BALANCE SHEET DATA:
Total Assets	$930,357	$922,689	$898,310	0.8%	3.6%
Total Deposits	758,239	750,665	707,117	1.0%	7.2%
Total Loans	657,016	656,520	685,946	0.1%	-4.2%
Total Securities	169,022	171,501	149,509	-1.4%	13.1%
Total Shareholders' Equity	67,865	67,385	67,803	0.7%	0.1%
Allowance for Loan Losses	(13,842)	(12,445)	(10,326)	11.2%	34.0%

FINANCIAL DATA - QUARTER TO DATE:
Net Income (Loss) Before Taxes	(206)	(1,090)	218	-81.1%	-194.5%
Income Tax Benefit	(340)	(343)	(366)	-0.9%	-7.1%
Net Income (Loss)	134	(747)	584	-117.9%	-77.1%
Preferred Dividends & Discount Accretion	373	372	110	0.3%	239.1%
Income Available (Loss Attributable) to Common Shareholders	(239)	(1,119)	474	-78.6%	-150.4%

Net Income (Loss) Per Share - Basic	(0.03)	(0.16)	0.07	-78.7%	-150.3%
Net Income (Loss) Per Share - Diluted	(0.03)	(0.16)	0.07	-78.7%	-150.9%

Return on Average Assets	0.06%	-0.33%	0.26%	-117.5%	-78.3%
Return on Average Common Equity	-1.95%	-9.14%	3.56%	-78.7%	-154.6%
Efficiency Ratio	71.05%	77.72%	75.81%	-8.6%	-6.3%

FINANCIAL DATA - YEAR TO DATE:
Net Income (Loss) Before Taxes	(1,979)	(1,774)	2,546	11.6%	-177.7%
Income Taxes (Benefit)	(898)	(559)	616	60.6%	-245.8%
Net Income (Loss)	(1,081)	(1,215)	1,930	-11.0%	-156.0%
Preferred Dividends & Discount Accretion	1,496	1,123	110	33.2%	1260.0%
Income Available (Loss Attributable) to Common Shareholders	(2,577)	(2,338)	1,820	10.2%	-241.6%

Net Income (Loss) Per Share - Basic	(0.36)	(0.33)	0.26	9.6%	-241.1%
Net Income (Loss) Per Share - Diluted	(0.36)	(0.33)	0.25	9.6%	-244.5%

Return on Average Assets	-0.12%	-0.18%	0.23%	-33.9%	-151.8%
Return on Average Common Equity	-5.29%	6.38%	3.72%	-182.8%	-242.1%
Efficiency Ratio	75.49%	77.12%	71.90%	-2.1%	5.0%

SHARE INFORMATION:
Market Price Per Share	4.02	4.20	3.90	-4.3%	3.1%
Dividends Paid Per Share	-	-	0.10	0.0%	-100.0%
Book Value Per Common Share	6.91	6.88	6.99	0.4%	-1.2%
Average Diluted Shares Outstanding (QTD)	7,126	7,119	7,190	0.1%	-0.9%

CAPITAL RATIOS:
Total Equity to Total Assets	7.29%	7.30%	7.55%	-0.1%	-3.4%
Leverage Ratio	8.83%	9.08%	9.54%	-2.8%	-7.4%
Tier 1 Risk-Based Capital Ratio	11.75%	11.83%	12.02%	-0.7%	-2.2%
Total Risk-Based Capital Ratio	13.01%	13.09%	13.27%	-0.6%	-2.0%

CREDIT QUALITY AND RATIOS:
Nonperforming Assets	27,026	27,461	16,830	-1.6%	60.6%
QTD Net Chargeoffs (annualized) to QTD Average Loans	0.36%	0.73%	0.52%	-50.5%	-31.0%
Allowance for Loan Losses to Total Loans	2.11%	1.90%	1.51%	11.1%	40.0%
Nonperforming Assets to Total Loans and OREO	4.10%	4.17%	2.45%	-1.5%	67.4%
Nonperforming Assets to Total Assets	2.90%	2.98%	1.87%	-2.4%	55.1%

UNITY BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2009

				2009.Q4 VS.
				2009.Q3	2008.Q4
Amounts in thousands, except percentages	12/31/2009	9/30/2009	12/31/2008%		%

ASSETS
Cash and due from banks	$23,517	$17,035	$18,902	38.1%	24.4%
Federal funds sold and interest-bearing deposits	50,118	48,853	15,529	2.6%	222.7%
Cash and cash equivalents	73,635	65,888	34,431	11.8%	113.9%

Securities available for sale	140,770	140,906	117,348	-0.1%	20.0%
Securities held to maturity	28,252	30,595	32,161	-7.7%	-12.2%
Total securities	169,022	171,501	149,509	-1.4%	13.1%

SBA loans held for sale	21,406	21,364	22,181	0.2%	-3.5%
SBA loans held to maturity	77,844	79,342	83,127	-1.9%	-6.4%
SBA 504 loans	70,683	71,432	76,802	-1.0%	-8.0%
Commercial loans	293,739	298,019	308,165	-1.4%	-4.7%
Residential mortgage loans	133,059	124,313	133,110	7.0%	0.0%
Consumer loans	60,285	62,050	62,561	-2.8%	-3.6%
Total loans	657,016	656,520	685,946	0.1%	-4.2%
Allowance for loan losses	(13,842)	(12,445)	(10,326)	11.2%	34.0%
Net loans	643,174	644,075	675,620	-0.1%	-4.8%

Premises and equipment, net	11,773	11,911	12,580	-1.2%	-6.4%
Deferred taxes	7,308	7,256	5,656	0.7%	29.2%
Bank owned life insurance (BOLI)	6,002	5,946	5,780	0.9%	3.8%
Prepaid FDIC Insurance	4,739	-	-	100.0%	100.0%
Federal Home Loan Bank stock	4,677	4,677	4,857	0.0%	-3.7%
Accrued interest receivable	4,225	4,230	4,712	-0.1%	-10.3%
Goodwill and other intangibles	1,559	1,563	1,574	-0.3%	-1.0%
Loan servicing asset	897	977	1,503	-8.2%	-40.3%
Other assets	3,346	4,665	2,088	-28.3%	60.2%

Total Assets	$930,357	$922,689	$898,310	0.8%	3.6%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing checking	$80,100	$83,534	$74,090	-4.1%	8.1%
Total interest-bearing checking	100,046	92,401	87,046	8.3%	14.9%
Total savings	286,334	263,758	134,875	8.6%	112.3%
Time deposits, under $100,000	183,377	209,050	270,275	-12.3%	-32.2%
Time deposits, $100,000 and over	108,382	101,922	140,831	6.3%	-23.0%
Total deposits	758,239	750,665	707,117	1.0%	7.2%

Borrowed funds	85,000	85,000	105,000	0.0%	-19.0%
Subordinated debentures	15,465	15,465	15,465	0.0%	0.0%
Accrued interest payable	710	797	805	-10.9%	-11.8%
Accrued expenses and other liabilities	3,078	3,377	2,120	-8.9%	45.2%
Total Liabilities	862,492	855,304	830,507	0.8%	3.9%

Cumulative perpetual preferred stock	18,533	18,418	18,064	0.6%	2.6%
Common stock	55,454	55,351	55,179	0.2%	0.5%
Retained earnings (deficit)	(1,492)	(1,253)	1,085	19.1%	-237.5%
Treasury stock at cost	(4,169)	(4,169)	(4,169)	0.0%	0.0%
Accumulated other comprehensive loss	(461)	(962)	(2,356)	-52.1%	-80.4%
Total Shareholders' Equity	67,865	67,385	67,803	0.7%	0.1%

Total Liabilities and Shareholders' Equity	$930,357	$922,689	$898,310	0.8%	3.6%

Common Shares at Period End:
Shares Issued	7,569	7,544	7,544
Shares Outstanding	7,144	7,119	7,119
Treasury Shares	425	425	425

UNITY BANCORP, INC.
QTD CONSOLIDATED STATEMENTS OF INCOME
December 31, 2009

				2009.Q4 VS.
	For the Three Months Ended			2009.Q3	2008.Q4
Amounts in thousands, except percentages and per share amounts	12/31/2009	9/30/2009	12/31/2008	%	%

Interest Income - Cash and Cash Equivalents	$41	$32	$67	28.1%	-38.8%
Interest Income - FHLB/ACBB Stock	54	101	6	-46.5%	800.0%

Interest Income - AFS Investments	1,466	1,482	959	-1.1%	52.9%
Interest Income - HTM Investments	353	389	366	-9.3%	-3.6%
Interest Income - Total Investments	1,819	1,871	1,325	-2.8%	37.3%

Interest Income - SBA Loans	1,578	1,498	1,971	5.3%	-19.9%
Interest Income - SBA 504 Loans	1,158	1,147	1,438	1.0%	-19.5%
Interest Income - Commercial Loans	4,840	4,973	5,279	-2.7%	-8.3%
Interest Income - Mortgage Loans	1,834	1,772	1,963	3.5%	-6.6%
Interest Income - Consumer Loans	777	791	849	-1.8%	-8.5%
Interest Income - Total Loans	10,187	10,181	11,500	0.1%	-11.4%

Total Interest Income	12,101	12,185	12,898	-0.7%	-6.2%

Interest Expense - Total Checking	261	264	348	-1.1%	-25.0%
Interest Expense - Total Savings	985	1,032	603	-4.6%	63.3%
Interest Expense - Total CDs	2,442	2,950	4,057	-17.2%	-39.8%
Interest Expense - Borrowings	1,078	1,081	1,154	-0.3%	-6.6%
Total Interest Expense	4,766	5,327	6,162	-10.5%	-22.7%

Net Interest Income Before Provision	7,335	6,858	6,736	7.0%	8.9%
Provision for Loan Losses	2,000	3,000	1,300	-33.3%	53.8%
Net Interest Income After Provision	5,335	3,858	5,436	38.3%	-1.9%

Branch Fee Income	379	373	351	1.6%	8.0%
Loan Fee Income	269	398	335	-32.4%	-19.7%
Bank Owned Life Insurance (BOLI)	56	56	53	0.0%	5.7%
Gain on Sale of Mortgage Loans	33	71	19	-53.5%	73.7%
Gain on Sale of SBA Loans	364	-	9	100.0%	3944.4%
Other-than-temporary Impairment Charges	(862)	-	(339)	-100.0%	154.0%
Net Security Gains	180	158	15	13.9%	1070.1%
Other Income	116	106	112	9.4%	3.6%
Total Noninterest Income	535	1,162	555	-54.0%	-3.6%

Total Compensation and Benefits	2,857	2,909	2,837	-1.8%	0.7%
Occupancy Expense	623	595	671	4.7%	-7.2%
Communications and Delivery Expense	523	531	583	-1.5%	-10.3%
Furniture, Fixtures and Equipment Expense	448	414	451	8.2%	-0.7%
Professional Services Expense	262	274	272	-4.4%	-3.7%
Loan Collection Costs	330	315	216	4.8%	52.8%
FDIC Insurance Expense	346	351	298	-1.4%	16.1%
Advertising Expense	156	147	152	6.1%	2.6%
Other Expense	531	574	293	-7.5%	81.2%
Total Noninterest Expense	6,076	6,110	5,773	-0.6%	5.2%

Net Income (Loss) Before Taxes	(206)	(1,090)	218	-81.1%	-194.5%
Income Tax Benefit	(340)	(343)	(366)	-0.9%	-7.1%
Net Income (Loss)	134	(747)	584	-117.9%	-77.1%
Preferred Dividends & Discount Accretion	373	372	110	0.3%	239.1%
Income Available (Loss Attributable) to Common Shareholders	$(239)	$(1,119)	$474	-78.6%	-150.4%

Effective Tax Rate	165.0%	31.5%	-167.9%

Net Income (Loss) Per Share - Basic	$(0.03)	$(0.16)	$0.07
Net Income (Loss) Per Share - Diluted	$(0.03)	$(0.16)	$0.07

Average Shares Outstanding - Basic	7,126	7,119	7,113
Average Shares Outstanding - Diluted	7,126	7,119	7,190

UNITY BANCORP, INC.
YTD CONSOLIDATED STATEMENTS OF INCOME
December 31, 2009

	CURRENT YTD	PRIOR YTD	CURRENT YTD VS. PRIOR YTD
Amounts in thousands, except percentages and per share amounts	12/31/2009	12/31/2008	$	%

Interest Income - Cash and Cash Equivalents	$117	$471	$(354)	-75.2%
Interest Income - FHLB/ACBB Stock	277	240	37	15.4%

Interest Income - AFS Investments	6,136	3,673	2,463	67.1%
Interest Income - HTM Investments	1,520	1,582	(62)	-3.9%
Interest Income - Total Investments	7,656	5,255	2,401	45.7%

Interest Income - SBA Loans	6,246	8,370	(2,124)	-25.4%
Interest Income - SBA 504 Loans	4,821	5,572	(751)	-13.5%
Interest Income - Commercial Loans	19,881	21,424	(1,543)	-7.2%
Interest Income - Mortgage Loans	7,252	5,971	1,281	21.5%
Interest Income - Consumer Loans	3,160	3,462	(302)	-8.7%
Interest Income - Total Loans	41,360	44,799	(3,439)	-7.7%

Total Interest Income	49,410	50,765	(1,355)	-2.7%

Interest Expense - Total Checking	1,063	1,468	(405)	-27.6%
Interest Expense - Total Savings	3,574	3,644	(70)	-1.9%
Interest Expense - Total CDs	12,523	13,836	(1,313)	-9.5%
Interest Expense - Borrowings	4,422	4,526	(104)	-2.3%
Total Interest Expense	21,582	23,474	(1,892)	-8.1%

Net Interest Income Before Provision	27,828	27,291	537	2.0%
Provision for Loan Losses	8,000	4,500	3,500	77.8%
Net Interest Income After Provision	19,828	22,791	(2,963)	-13.0%

Branch Fee Income	1,418	1,393	25	1.8%
Loan Fee Income	1,214	1,271	(57)	-4.5%
Bank Owned Life Insurance (BOLI)	222	210	12	5.7%
Gain on Sale of Mortgage Loans	217	40	177	442.5%
Gain on Sale of SBA Loans	393	1,217	(824)	-67.7%
Other-than-temporary Impairment Charges	(2,611)	(1,540)	(1,071)	69.5%
Net Security Gains	855	(378)	1,233	-326.2%
Other Income	432	481	(49)	-10.2%
Total Noninterest Income	2,140	2,694	(554)	-20.6%

Total Compensation and Benefits	11,243	11,985	(742)	-6.2%
Occupancy Expense	2,552	2,773	(221)	-8.0%
Communications and Delivery Expense	2,077	2,251	(174)	-7.7%
Furniture, Fixtures and Equipment Expense	1,829	1,675	154	9.2%
Professional Services Expense	1,042	898	144	16.0%
Loan Collection Costs	1,023	662	361	54.5%
FDIC Insurance Expense	1,707	589	1,118	189.8%
Advertising Expense	530	451	79	17.5%
Other Expense	1,944	1,655	289	17.5%
Total Noninterest Expense	23,947	22,939	1,008	4.4%

Net Income (Loss) Before Taxes	(1,979)	2,546	(4,525)	-177.7%
Income Taxes (Benefit)	(898)	616	(1,514)	-245.8%
Net Income (Loss)	(1,081)	1,930	(3,011)	-156.0%
Preferred Dividends & Discount Accretion	1,496	110	1,386	1260.0%
Income Available (Loss Attributable) to Common Shareholders	$(2,577)	$1,820	$(4,397)	-241.6%

Effective Tax Rate	45.4%	24.2%

Net Income (Loss) Per Share - Basic	$(0.36)	$0.26
Net Income (Loss) Per Share - Diluted	$(0.36)	$0.25

Average Shares Outstanding - Basic	7,121	7,097
Average Shares Outstanding - Diluted	7,121	7,267

UNITY BANCORP, INC.
QUARTER TO DATE NET INTEREST MARGIN
December 31, 2009

	For the Three Months Ended
	December 31, 2009			September 30, 2009
Amounts in thousands, except percentages	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield

Interest-earning Assets:
Federal funds sold and interest-bearing deposits	$50,730	$41	0.32%	$32,940	$32	0.39%
Federal Home Loan Bank stock	4,677	54	4.58%	4,677	101	8.57%

Securities available for sale (A)	141,742	1,479	4.17%	131,360	1,495	4.55%
Securities held to maturity (A)	29,369	371	5.05%	31,418	407	5.18%
Total securities	171,111	1,850	4.32%	162,778	1,902	4.67%

SBA loans	102,170	1,578	6.18%	102,691	1,498	5.83%
SBA 504 loans	71,295	1,158	6.44%	71,764	1,147	6.34%
Commercial loans	295,718	4,840	6.49%	301,010	4,973	6.55%
Residential mortgage loans	128,871	1,834	5.69%	123,786	1,772	5.73%
Consumer loans	62,038	777	4.97%	62,459	791	5.02%
Total loans	660,092	10,187	6.14%	661,710	10,181	6.12%

Total Interest-earning Assets	886,610	$12,132	5.45%	862,105	$12,216	5.64%

Noninterest-earning assets:
Cash and due from banks	19,273			18,502
Allowance for loan losses	(13,347)			(11,478)
Other assets	35,406			34,355
Total Noninterest-earning Assets	41,332			41,379

Total Assets	$927,942			$903,484

Interest-bearing Liabilities:
Total interest-bearing checking	$99,196	$261	1.04%	$88,284	$264	1.19%
Total savings	278,710	985	1.40%	239,427	1,032	1.71%
Total time deposits	294,229	2,442	3.29%	323,484	2,950	3.62%
Total Interest-bearing Deposits	672,135	3,688	2.18%	651,195	4,246	2.59%
Total borrowings	100,465	1,078	4.20%	100,465	1,081	4.21%

Total Interest-bearing Liabilities	772,600	$4,766	2.44%	751,660	$5,327	2.80%

Noninterest-bearing Liabilities:
Noninterest-bearing checking	83,770			79,965
Other liabilities	4,358			4,945
Total Noninterest-bearing Liabilities	88,128			84,910

Total Shareholders' Equity	67,214			66,914

Total Liabilities and Shareholders' Equity	$927,942			$903,484

Net Interest Spread		7,366	3.01%		6,889	2.84%
Tax-equivalent Basis Adjustment (A)		(31)			(31)
Net Interest Income		7,335			6,858
Net Interest Margin			3.30%			3.17%

(A) Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

UNITY BANCORP, INC.
QUARTER TO DATE NET INTEREST MARGIN
December 31, 2009

	For the Three Months Ended
	December 31, 2009			December 31, 2008
Amounts in thousands, except percentages	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield

Interest-earning Assets:
Federal funds sold and interest-bearing deposits	$50,730	$41	0.32%	$37,262	$67	0.72%
Federal Home Loan Bank stock	4,677	54	4.58%	4,422	6	0.54%

Securities available for sale (A)	141,742	1,479	4.17%	76,941	972	5.05%
Securities held to maturity (A)	29,369	371	5.05%	29,962	384	5.13%
Total securities	171,111	1,850	4.32%	106,903	1,356	5.07%

SBA loans	102,170	1,578	6.18%	103,682	1,971	7.60%
SBA 504 loans	71,295	1,158	6.44%	78,466	1,438	7.29%
Commercial loans	295,718	4,840	6.49%	310,474	5,279	6.76%
Residential mortgage loans	128,871	1,834	5.69%	131,557	1,963	5.97%
Consumer loans	62,038	777	4.97%	61,114	849	5.53%
Total loans	660,092	10,187	6.14%	685,293	11,500	6.69%

Total Interest-earning Assets	886,610	$12,132	5.45%	833,880	$12,929	6.18%

Noninterest-earning assets:
Cash and due from banks	19,273			21,520
Allowance for loan losses	(13,347)			(10,111)
Other assets	35,406			32,855
Total Noninterest-earning Assets	41,332			44,264

Total Assets	$927,942			$878,144

Interest-bearing Liabilities:
Total interest-bearing checking	$99,196	$261	1.04%	$88,166	$348	1.57%
Total savings	278,710	985	1.40%	137,602	603	1.74%
Total time deposits	294,229	2,442	3.29%	407,239	4,057	3.96%
Total Interest-bearing Deposits	672,135	3,688	2.18%	633,007	5,008	3.15%
Total borrowings	100,465	1,078	4.20%	110,802	1,154	4.08%

Total Interest-bearing Liabilities	772,600	$4,766	2.44%	743,809	$6,162	3.29%

Noninterest-bearing Liabilities:
Noninterest-bearing checking	83,770			78,351
Other liabilities	4,358			3,058
Total Noninterest-bearing Liabilities	88,128			81,409

Total Shareholders' Equity	67,214			52,926

Total Liabilities and Shareholders' Equity	$927,942			$878,144

Net Interest Spread		7,366	3.01%		6,767	2.90%
Tax-equivalent Basis Adjustment (A)		(31)			(31)
Net Interest Income		7,335			6,736
Net Interest Margin			3.30%			3.23%

(A) Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

UNITY BANCORP, INC.
YEAR TO DATE NET INTEREST MARGIN
December 31, 2009

	December 31, 2009			December 31, 2008
Amounts in thousands, except percentages	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield

Interest-earning Assets:
Federal funds sold and interest-bearing deposits	$27,163	$117	0.43%	$26,686	$471	1.76%
Federal Home Loan Bank stock	5,061	277	5.47%	4,353	240	5.51%

Securities available for sale (A)	135,537	6,189	4.57%	74,243	3,761	5.07%
Securities held to maturity (A)	32,292	1,593	4.93%	31,710	1,654	5.22%
Total securities	167,829	7,782	4.64%	105,953	5,415	5.11%

SBA loans	103,031	6,246	6.06%	101,430	8,370	8.25%
SBA 504 loans	73,517	4,821	6.56%	74,617	5,572	7.47%
Commercial loans	301,340	19,881	6.60%	308,751	21,424	6.94%
Residential mortgage loans	126,474	7,252	5.73%	100,110	5,971	5.96%
Consumer loans	62,481	3,160	5.06%	59,291	3,462	5.84%
Total loans	666,843	41,360	6.20%	644,199	44,799	6.95%

Total Interest-earning Assets	$866,896	$49,536	5.71%	$781,191	$50,925	6.52%

Noninterest-earning assets:
Cash and due from banks	18,948			17,529
Allowance for loan losses	(11,721)			(9,179)
Other assets	33,913			31,667
Total Noninterest-earning Assets	41,140			40,017

Total Assets	$908,036			$821,208

Interest-bearing Liabilities:
Total interest-bearing checking	$89,500	$1,063	1.19%	$84,336	$1,468	1.74%
Total savings	214,274	3,574	1.67%	168,784	3,644	2.16%
Total time deposits	341,233	12,523	3.67%	330,174	13,836	4.19%
Total Interest-bearing Deposits	645,007	17,160	2.66%	583,294	18,948	3.25%
Total borrowings	112,403	4,422	3.88%	108,214	4,526	4.18%

Total Interest-bearing Liabilities	$757,410	$21,582	2.84%	$691,508	$23,474	3.39%

Noninterest-bearing Liabilities:
Noninterest-bearing checking	79,252			78,282
Other liabilities	4,313			2,531
Total Noninterest-bearing Liabilities	83,565			80,813

Total Shareholders' Equity	67,061			48,887

Total Liabilities and Shareholders' Equity	$908,036			$821,208

Net Interest Spread		$27,954	2.87%		$27,451	3.13%
Tax-equivalent Basis Adjustment (A)		(126)			(160)
Net Interest Income		$27,828			$27,291
Net Interest Margin			3.22%			3.51%

(A) Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

UNITY BANCORP, INC.
ALLOWANCE FOR LOAN LOSSES AND LOAN QUALITY SCHEDULES
December 31, 2009

Amounts in thousands, except percentages	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008

ALLOWANCE FOR LOAN LOSSES:
Balance, Beginning of Quarter	$12,445	$10,665	$10,307	$10,326	$9,913
Provision for Loan Losses Charged to Expense	2,000	3,000	1,500	1,500	1,300
	14,445	13,665	11,807	11,826	11,213
Less: Chargeoffs
SBA loans	-	448	323	1,106	310
SBA 504 loans	500	-	112	200	500
Commercial loans	125	674	798	249	148
Residential mortgage loans	-	125	33	58	-
Consumer loans	5	11	11	-	5
Total Chargeoffs	630	1,258	1,277	1,613	963
Add: Recoveries
SBA loans	23	14	56	33	72
SBA 504 loans	-	22	-	5	-
Commercial loans	3	-	79	53	4
Residential mortgage loans	-	-	-	-	-
Consumer loans	1	2	-	3	-
Total Recoveries	27	38	135	94	76
Net Chargeoffs	603	1,220	1,142	1,519	887
Balance, End of Quarter	13,842	12,445	10,665	10,307	10,326

LOAN QUALITY INFORMATION:
Nonperforming loans	$25,496	$24,687	$22,774	$19,886	$16,120
Other real estate owned (OREO)	1,530	2,774	466	763	710
Total nonperforming assets	27,026	27,461	23,240	20,649	16,830
Less: Amount guaranteed by Small Business Administration	1,931	1,759	3,214	2,426	$1,983
Net nonperforming assets	25,095	25,702	20,026	18,223	14,847

Loans 90 Days Past Due & Still Accruing	$2,286	$1,609	$781	$853	$2,536

Allowance for Loan Losses to:
Total Loans at Quarter End	2.11%	1.90%	1.60%	1.54%	1.51%
Nonperforming loans	54.29%	50.41%	46.83%	51.83%	64.06%
Total nonperforming assets	51.22%	45.32%	45.89%	49.92%	61.35%
Net nonperforming assets	55.16%	48.42%	53.26%	56.56%	69.55%

QTD net chargeoffs (annualized) to QTD average loans:
SBA loans	-0.09%	1.68%	1.05%	4.14%	0.91%
SBA 504 loans	2.78%	-0.12%	0.61%	1.03%	2.54%
Commercial loans	0.16%	0.89%	0.95%	0.26%	0.18%
Residential mortgage loans	0.00%	0.40%	0.11%	0.18%	0.00%
Consumer loans	0.03%	0.06%	0.07%	-0.02%	0.03%
Total Loans	0.36%	0.73%	0.69%	0.91%	0.52%

Nonperforming Loans to Total Loans	3.88%	3.76%	3.42%	2.97%	2.35%
Nonperforming Assets to Total Loans & OREO	4.10%	4.17%	3.49%	3.08%	2.45%
Nonperforming Assets to Total Assets	2.90%	2.98%	2.54%	2.33%	1.87%

UNITY BANCORP, INC.
QUARTERLY FINANCIAL DATA
December 31, 2009

Amounts in thousands, except percentages and per share amounts	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008

SUMMARY OF INCOME:
Total Interest Income	$12,101	$12,185	$12,531	$12,590	$12,898
Total Interest Expense	4,766	5,327	5,673	5,816	6,162
Net Interest Income Before Provision	7,335	6,858	6,858	6,774	6,736
Provision for Loan Losses	2,000	3,000	1,500	1,500	1,300
Net Interest Income After Provision	5,335	3,858	5,358	5,274	5,436
Total Noninterest Income (Loss)	535	1,162	(907)	1,348	555
Total Noninterest Expense	6,076	6,110	6,203	5,555	5,773
Net Income (Loss) Before Taxes	(206)	(1,090)	(1,752)	1,067	218
Income Taxes (Benefit)	(340)	(343)	(552)	336	(366)
Net Income (Loss)	134	(747)	(1,200)	731	584
Preferred Dividends & Discount Accretion	373	372	372	379	110
Income Available (Loss Attributable) to Common Shareholders	$(239)	$(1,119)	$(1,572)	$352	$474

Net Income (Loss) Per Share - Basic	(0.03)	(0.16)	(0.22)	0.05	0.07
Net Income (Loss) Per Share - Diluted	(0.03)	(0.16)	(0.22)	0.05	0.07

COMMON SHARE DATA:
Market Price Per Share	4.02	4.20	3.55	3.19	3.90
Dividends Paid	-	-	-	-	-
Book Value Per Common Share	6.91	6.88	6.85	6.93	6.99
Average Shares Outstanding - Basic	7,126	7,119	7,119	7,119	7,113
Average Shares Outstanding - Diluted	7,126	7,119	7,119	7,147	7,190
Shares Outstanding	7,144	7,119	7,119	7,119	7,119

OPERATING RATIOS (Annualized):
Return on Average Assets	0.06%	-0.33%	-0.54%	0.33%	0.26%
Return on Average Common Equity	-1.95%	-9.14%	-12.97%	2.90%	3.56%
Efficiency Ratio	71.05%	77.72%	80.58%	73.02%	75.81%

BALANCE SHEET DATA:
Total Assets	$930,357	$922,689	$913,446	$886,677	$898,310
Total Deposits	758,239	750,665	731,763	703,266	707,117
Total Loans	657,016	656,520	665,331	669,902	685,946
Total Securities	169,022	171,501	164,794	158,022	149,509
Total Shareholders' Equity	67,865	67,385	67,064	67,525	67,803
Allowance for Loan Losses	(13,842)	(12,445)	(10,665)	(10,307)	(10,326)

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning Assets	5.45%	5.64%	5.91%	5.87%	6.18%
Interest-bearing Liabilities	2.44%	2.80%	3.05%	3.10%	3.29%
Net Interest Spread	3.01%	2.84%	2.86%	2.77%	2.90%
Net Interest Margin	3.30%	3.17%	3.24%	3.14%	3.23%

CREDIT QUALITY:
Nonperforming Assets	27,026	27,461	23,240	20,649	16,830
QTD Net Chargeoffs (annualized) to QTD Average Loans	0.36%	0.73%	0.69%	0.91%	0.52%
Allowance for Loan Losses to Total Loans	2.11%	1.90%	1.60%	1.54%	1.51%
Nonperforming Assets to Total Loans and OREO	4.10%	4.17%	3.49%	3.08%	2.45%
Nonperforming Assets to Total Assets	2.90%	2.98%	2.54%	2.33%	1.87%

CAPITAL RATIOS AND OTHER:
Total Equity to Total Assets	7.29%	7.30%	7.34%	7.62%	7.55%
Leverage Ratio	8.83%	9.08%	9.30%	9.28%	9.54%
Tier 1 Risk-Based Capital Ratio	11.75%	11.83%	11.88%	12.32%	12.02%
Total Risk-Based Capital Ratio	13.01%	13.09%	13.13%	13.57%	13.27%
Number of Banking Offices	16	16	16	16	16
Number of ATMs	19	19	19	19	19
Number of Employees	174	175	168	162	167